UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2006

FIDELITY D & D BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Blakely and Drinker Streets, Dunmore, PA		18512
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (570) 342-8281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIDELITY D & D BANCORP, INC.

CURRENT REPORT ON FORM 8-K

Item 2.02                Results of Operations and Financial Condition

On January 18, 2006, Fidelity D & D Bancorp, Inc. issued a press release describing its results of operations for the year ended December 31, 2005.  A copy of the related press release is being furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01                Other Events

On January 17, 2006, the Board of Directors of the Registrant declared a 10% stock dividend.  The new shares will be distributed on February 15, 2006 to shareholders of record at the close of business on January 30, 2006.  Participants in the Registrant’s Dividend Reinvestment Plan and Employee Stock Purchase Plan will receive full fractional shares as a result of the stock dividend.  All other shareholders will receive whole shares rounded down to the nearest share and cash in lieu of fractional shares.

The registrant issued a press release on January 18, 2006 regarding the stock dividend.  The press release is attached hereto and incorporated by reference into this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description

99.1	Copy of the Earnings Press Release, dated January 18, 2006.

99.2	Copy of the Stock Dividend Press Release, dated January 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY D & D BANCORP, INC.

Date: January 19, 2006	By:	/s/ Salvatore R. DeFrancesco, Jr.
Salvatore R. DeFrancesco, Jr.
Treasurer and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.

99.1	Copy of the Earnings Press Release, dated January 18, 2006.

99.2	Copy of the Stock Dividend Press Release, dated January 18, 2006.